Exhibit 10.1

EMAK WORLDWIDE, INC.
EIGHTH AMENDMENT AND WAIVER
TO CREDIT AGREEMENT

          This EIGHTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Agreement”) is dated as of March 30, 2005 and entered into by and among EMAK Worldwide, Inc. (formerly known as Equity Marketing, Inc.), a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”), Bank of America, N.A., as administrative agent for Lenders (“Administrative Agent”), Equity Marketing Hong Kong, Ltd., a Delaware corporation (“EMHK”), Corinthian Marketing, Inc., a Delaware corporation (“CMI”), Equity Marketing, Inc., a Delaware corporation (“EMI”), Upshot, Inc., a Delaware corporation (“Upshot”), SCI Promotion, Inc., a Delaware corporation (“SCI”), Logistix, Inc., a Delaware corporation (“Logistix”), Pop Rocket, Inc., a Delaware corporation (“Pop Rocket”), EMAK Worldwide Service Corp., a Delaware corporation (“EMAK Worldwide”), and Johnson Grossfield, Inc., a Delaware corporation (“JGI”), EMAK Hong Kong Limited, a Hong Kong company (“EMAK Hong Kong”), and EMAK China Limited, a Hong Kong company (“EMAK China”, and together with Company, EMHK, CMI, EMI, Upshot, SCI, Logistix, Pop Rocket, EMAK Worldwide, JGI and EMAK Hong Kong, “Grantors”), is made with reference to that certain Credit Agreement dated as of April 24, 2001, as amended by that certain First Amendment dated as of November 14, 2001, that certain Second Amendment dated as of February 8, 2002, that certain Third Amendment and Waiver dated as of September 30, 2002, that certain Fourth Amendment dated as of November 14, 2003, that certain Fifth Amendment dated as of April 26, 2004, that certain Sixth Amendment dated as of August 12, 2004 and that certain Seventh Amendment and Waiver dated as of November 15, 2004 (as so amended, the “Credit Agreement”), by and among Company, Lenders and Administrative Agent, and to the Security Agreement described below. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

          WHEREAS, Company and Lenders desire to amend the Credit Agreement as set forth below;

          WHEREAS, Company and Lenders desire that Lenders waive Company’s compliance with certain provisions of the Credit Agreement; and

          WHEREAS, Grantors and Lenders desire to amend that certain Security Agreement dated as of April 24, 2001, as amended by that certain First Amendment to Security Agreement dated as of September 30, 2002, by and among Grantors and Administrative Agent on behalf of Lenders (as so amended, the “Security Agreement”);

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1. AMENDMENTS TO CREDIT AGREEMENT AND SECURITY AGREEMENT

          1.1 Amendments to Section 1.01. Defined Terms

          (A) Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definition, which shall be inserted in proper alphabetical order:

          “‘Consolidated Total Liabilities’ means, as of any date of determination, total liabilities of Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.”

          “‘Consolidated Tangible Net Worth’ means, as of any date of determination, (i) total assets of Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP minus (ii) the sum of (a) total liabilities of Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP plus (b) Intangible Assets.”

          “‘Eighth Amendment and Waiver to Credit Agreement’ means that certain Eighth Amendment and Waiver to Credit Agreement dated as of March 30, 2005, by and among Borrower, certain Subsidiaries of Borrower, Lenders and Administrative Agent.”

          “‘Eighth Amendment Effective Date’ means that effective date of that certain Eighth Amendment and Waiver to Credit Agreement.”

          “‘Intangible Assets” means assets of Borrower and its Subsidiaries on a consolidated basis that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises and licenses.

          “‘SOFA’ means a secured over-advanced facility.”

          “‘SOFA Portion’ means, as of any date of determination during the SOFA Period, that portion of the Outstanding Obligations on such date which exceeds the Borrowing Base then in effect.”

          “‘SOFA Period’ means a period from and including May 1, 2005 to and excluding July 31, 2005.”

          (B) The definition of “Applicable Amount” is hereby amended by adding the following fourth proviso after the table:

          “; provided further, that to the extent that the SOFA Portion is greater than zero, such SOFA Portion shall be attributed to Eurodollar Rate Loans then outstanding and to the extent that such SOFA Portion is greater than the aggregate principal amount of Eurodollar Rate Loans then outstanding, then to Base Rate Loans then outstanding and the Applicable Amount for SOFA Portion of Revolving Loans which are Eurodollar Rate Loans shall be 3.00% and the Applicable Amount for SOFA Portion of Revolving Loans (without duplication) which are Base Rate Loans shall be 1.25% during the SOFA Period”.

          (C) The definition of “Applicable Average Commitment Amount” is hereby amended by deleting the reference to “15% of the outstanding principal amount of the Combined Commitments” contained therein and substituting “15% of the average amount of the Outstanding Obligations for such Fiscal Quarter” therefor.

          (D) The definition of “Eligible Inventory Advance Rate” is hereby amended by deleting it in its entirety therefrom and substituting the following therefor:

          “‘Eligible Inventory Advance Rate’ means 0%.”

          (E) The definition of “Maturity Date” is hereby amended by deleting the reference to “June 30, 2005” contained therein and substituting “March 31, 2006” therefor.

          1.2 Amendment to Section 2: The Commitments and Extensions of Credit

          (A) Subsection 2.01(a) of the Credit Agreement is hereby amended by (1) adding the following provisos at the end of the second sentence of such subsection 2.01(a):

          “; provided, that from and including March 30, 2005, the aggregate amount of the Revolving Loan Commitments shall be automatically reduced to $20,000,000”,

          and (2) adding the following at the end of clause (iii) appearing at the end of such subsection 2.01(a):

          “(or, during the SOFA Period, the lesser of (1) the combined Revolving Loan Commitments then in effect (as reduced from time to time pursuant to Section 2.05 or 2.06 or otherwise), or (2) the Borrowing Base then in effect plus, at any time that the Borrowing Base is greater than or equal to $15,000,000, $3,000,000)”.

          (B) Subsection 2.03(a) of the Credit Agreement is hereby amended by adding the following at the end of clause (ii) of such subsection 2.03(a):

          “(or, during the SOFA Period, the lesser of (1) the combined Revolving Loan Commitments then in effect (as reduced from time to time pursuant to Section 2.05 or 2.06 or otherwise), or (2) the Borrowing Base then in effect plus, at any time that the Borrowing Base is greater then or equal to $15,000,000, $3,000,000)”.

          (C) Subsection 2.04(a) of the Credit Agreement is hereby amended by adding the following at the end of such subsection 2.04(a):

          “(or, during the SOFA Period, the lesser of (1) the combined Revolving Loan Commitments then in effect (as reduced from time to time pursuant to Section 2.05 or 2.06 or otherwise), or (2) the Borrowing Base then in effect plus, at any time that the Borrowing Base is greater then or equal to $15,000,000, $3,000,000)”.

          (D) Subsection 2.05(c) is hereby amended by adding at the end of the phrase “(2) the Borrowing Base then in effect” appearing therein the following:

          “(or, during the SOFA Period, the lesser of (1) the combined Revolving Loan Commitments then in effect (as reduced from time to time pursuant to Section 2.05 or 2.06 or otherwise), or (2) the Borrowing Base then in effect plus, at any time that the Borrowing Base is greater then or equal to $15,000,000, $3,000,000)”.

          1.3 Amendments to Section 6: Affirmative Covenants

          (A) Section 6.13 of the Credit Agreement is hereby amended by adding at the end thereof the following:

          “Notwithstanding anything to the contrary in this Section 6.13, (i) with respect to EMAK Europe Holdings Ltd., a United Kingdom company (“EMAK Europe”), EMAK Hong Kong, EMAK China, EMAK Asia Holdings Company Limited, a Hong Kong company, and Megaprint Group Limited, a United Kingdom company (“Megaprint”), Borrower shall deliver, or cause to be delivered, to Administrative Agent the applicable items set forth above (which shall include an equitable charge governed by the law of the United Kingdom) on or prior to May 15, 2005 and, (ii) with respect to EMI, Upshot, SCI, Logistix, Pop Rocket and EMAK Worldwide, Borrower shall deliver, or cause to be delivered, to Administrative Agent the applicable items set forth above on or prior to April 19, 2005, including without limitation with respect to each such Domestic Subsidiary, (a) the applicable items required by Section 4.01(iii) , 4.01(vi) and 4.01(j) hereof (to the extent not delivered on or prior to the Eighth Amendment Effective Date), (b) the legal opinions described in Section 6.13(c) (which the Grantors hereby agree are being requested by Administrative Agent), (c) executed Grant of Trademark Security Interest, Grant of Patent Security Interest and Grant of Copyright Security Interest (in each case to the extent required by Administrative Agent), and (d) collateral documents relating to Real Property Assets of such Subsidiaries. Borrower hereby represents and warrant that, as of the Eighth Amendment Effective Date, EMAK Europe does not hold any assets other than stock of Megaprint, EMAK Europe Services Limited, a United Kingdom company (“EMAK Europe Services”) and Prodesign Marketing Limited, a United Kingdom company (“Prodesign”) and hereby covenants that, after the Eighth Amendment Effective Date, it will not own any assets other than the stock of Megaprint, EMAK Europe Services, Prodesign and Logistix Limited, a United Kingdom company.”

          1.4 Amendments to Section 7: Negative Covenants

          (A) Section 7.06 of the Credit Agreement is hereby amended by deleting the reference to “$28,000,000” contained therein and substituting “$15,000,000” therefor.

          (B) Section 7.12 of the Credit Agreement is hereby amended as follows:

     (i) Subsection 7.12(a) is hereby amended by (1) deleting the reference to “1.30:1.00” appearing at the end thereof and substituting “0.60:1.00” therefor, and (2) adding the following proviso after the table:

          “; provided, that this Section 7.12(a) shall not apply for the Fiscal Quarters ending on March 31, 2005, June 30, 2005 and September 30, 2005”.

     (ii) Subsection 7.12(b) of the Credit Agreement is hereby amended by (1) deleting the reference to “2.00:1.00” contained in clause (iv) thereof and substituting “2.25:1.00” therefor, and (2) adding the following at the end thereof:

          “; provided further, that this Section 7.12(b) shall not apply from and including March 31, 2005 through and including December 30, 2005”.

     (iii) Subsection 7.12(c) of the Credit Agreement is hereby amended by adding the following proviso:

          “; provided, that this Section 7.12(c) shall not apply for the Fiscal Quarters ending on March 31, 2005, June 30, 2005 and September 30, 2005 (it being agreed for purposes of clarification that (i) if as of December 31, 2005, Consolidated Net Income were less than zero for both the Fiscal Quarter ending on September 30, 2005 and December 31, 2005, then this Section 7.12 (c) shall have been breached as of December 31, 2005 and (ii) if as of March 31, 2006, Consolidated Net Income were less than zero for both the Fiscal Quarter ending on December 31, 2005 and March 31, 2006, then this Section 7.12 (c) shall have been breached as of March 31, 2006)”.

     (iv) Section 7.12 is hereby further amended by adding the following clauses (d) through (f) at the end of such Section:

          “(d) Minimum Consolidated EBITDA. Permit the Consolidated EBITDA for the one Fiscal Quarter period ending as of March 31, 2005, two Fiscal Quarters period ending as of June 30, 2005, three Fiscal Quarters period ending as of September 30, 2005 and four Fiscal Quarters period ending as of December 31, 2005 to be less than the correlative amount set forth below:

Period Ending on	Minimum Consolidated EBITDA
March 31, 2005	($4,500,000)
June 30, 2005	($3,400,000)
September 30, 2005	$100,000
December 31, 2005	$6,000,000

          (e) Minimum Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth at any time from and including March 31, 2005 through and including December 31, 2005 to be less than the correlative amount set forth below:

Period	Consolidated Tangible Net Worth
March 31, 2005	$17,900,000
Fiscal Quarter Ending on June 30, 2005	$18,000,000
Fiscal Quarter Ending on September 30, 2005	$20,000,000
Fiscal Quarter Ending on December 31, 2005	$22,500,000

          (f) Maximum Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio. Permit the Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio as of the last day of any Fiscal Quarter set forth below to be more than the correlative ratio indicated:

Consolidated Total Liabilities to Consolidated
Fiscal Quarter Ending on	Tangible Net Worth Ratio
March 31, 2005	2.55:1.00
June 30, 2005	3.00:1.00
September 30, 2005	3.50:1.00
December 31, 2005	3.15:1.00

          1.5 Amendments to Exhibit B: Compliance Certificate

          Exhibit B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the compliance certificate in the form of Exhibit A attached hereto.

          1.6 Amendments to Security Agreement

          Section 1 of the Security Agreement is hereby amended by deleting the second to last paragraph of such Section 1 in its entity and substituting the following therefor:

          “Notwithstanding anything herein to the contrary (but subject to the last sentence of this paragraph), in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (i) any of such Grantor’s rights or interests in any license, contract or agreement to which such Grantor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of California or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (ii) any real property leasehold, unless a Grantor has executed a leasehold mortgage or leasehold deed of trust covering such real property leasehold. Notwithstanding the foregoing, in no event shall the forgoing sentence (or the operation thereof) exclude any Inventory or Accounts from the Collateral.”

     Section 2. WAIVER

          (A) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Lenders hereby waive compliance with the provisions of (i) subsection 7.12(a) of the Credit Agreement to the extent, and only to the extent, that it applies to the Fiscal Quarter ending December 31, 2004, (ii) subsection 7.12(b) of the Credit Agreement to the extent, and only to the extent, that it applies from and including October 1, 2004 to and including March 30, 2005, and (iii) subsection 7.12(c) of the Credit Agreement to the extent, and only to the extent, that it applies to the Fiscal Quarter ending December 31, 2004.

          (B) Without limiting the generality of the provisions of Section 10.01 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the extent Company would otherwise be in noncompliance with the provisions of subsections 7.12(a), 7.12(b) and 7.12(c) of the Credit Agreement in the manner and to the extent described above, and nothing in this Agreement shall be deemed to:

     (i) constitute a waiver of compliance by Company with respect to (i) subsections 7.12(a), 7.12(b) and 7.12(c) of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether in connection with this Agreement or otherwise); or

     (ii) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Agreement) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

          (C) Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

     Section 3. CONDITIONS TO EFFECTIVENESS

          Sections 1 and 2 of this Agreement shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Eighth Amendment Effective Date”:

          (A) On or before the Eighth Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders) executed copies of this Agreement signed by each Grantor.

          (B) On or before the Eighth Amendment Effective Date, each Grantor shall have delivered the items described in Schedule A attached hereto.

          (C) On or before the Eighth Amendment Effective Date, Company shall pay to Administrative Agent an amendment fee equal to $50,000.00.

          (D) On or before the Eighth Amendment Effective Date, Company shall pay to counsel to Administrative Agent all outstanding legal fees owing to counsel to Administrative Agent (including fees accrued in connection with the Eighth Amendment and amounts reasonably estimated to be incurred in connection therewith).

     Section 4. COMPANY’S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and thereby amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

          4.1 Corporate Power and Authority. Each Grantor has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Agreement (as so amended, the “Amended Agreement”) and the Security Agreement as amended by this Agreement (the “Amended Security Agreement”).

          4.2 Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Amended Agreement and the Amended Security Agreement have been duly authorized by all necessary corporate action on the part of each Grantor.

          4.3 Binding Obligation. This Agreement, the Amended Agreement and the Amended Security Agreement are, together, the legal, valid and binding obligation of each Grantor party hereto or thereto, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles, and any instrument or agreement required hereunder or by the Amended Agreement or the Amended Security Agreement, in each case, when executed and delivered, will be similarly valid, binding and enforceable.

          4.4 Incorporation of Representations and Warranties From Credit Agreement and Security Agreement. The representations and warranties contained in Section 5 of the Credit Agreement and in Section 4 of the Security Agreement are true, correct and complete in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          4.5 Absence of Default. No event has occurred and is continuing or will result from the consummation of this Agreement that would constitute an Event of Default or a Default.

     Section 5. MISCELLANEOUS

          5.1 Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (A) On and after the Eighth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other documents entered pursuant to the Credit Agreement to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement. On and after the Eighth Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the other documents entered pursuant to the Security Agreement to the “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement shall mean and be a reference to the Amended Security Agreement.

          (B) Except as specifically amended by this Agreement, the Credit Agreement, the Security Agreement and the other documents entered pursuant to the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

          (C) The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

          5.2 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          5.3 California Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles.

          5.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement (other than the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by each Grantor and Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     Section 6. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

          Each of EMHK, CMI, EMI, Upshot, SCI, Logistix, Pop Rocket, EMAK Worldwide, JGI, EMAK Hong Kong and EMAK China (“Guarantors”) hereby acknowledges that it has read this Agreement and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, the obligations of each Guarantor under its applicable Subsidiary Guaranty shall not be impaired or affected and the applicable

Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Guarantor further agrees that nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

EMAK WORLDWIDE, INC.
EQUITY MARKETING HONG KONG, LTD.
CORINTHIAN MARKETING, INC.
EQUITY MARKETING, INC.
UPSHOT, INC.
SCI PROMOTION, INC.
LOGISTIX, INC.
POP ROCKET, INC.
EMAK WORLDWIDE SERVICE CORP.
JOHNSON GROSSFIELD, INC.
EMAK HONG KONG LIMITED
EMAK CHINA LIMITED

By:
Name: Zohar Ziv
Title: Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name: Ken Puro
Title: Vice President

BANK OF AMERICA, N.A., as Lender, Swing Line Lender and Issuing Lender

By:
Name:
Title:

Schedule A

A. From each of EMI, Upshot, SCI, Logistix, Pop Rocket and EMAK Worldwide (the “New Subsidiaries”):

     1. Executed Security Agreement Counterpart;

     2. Executed Subsidiary Guaranty Counterpart;

     3. Secretary’s Certificate certifying as to the attached Resolutions and incumbency certificate;

     4. UCC-1 Financing Statements;

     5. Good Standing Certificate from the Secretary of State of the State of Delaware; and

     6. Certificate of Incorporation certified by the Secretary of State of the State of Delaware.

B. From the Company:

     1. Executed Pledge Supplement;

     2. Updated Schedules to the Credit Agreement and the Security Agreement in the form attached as Exhibit B to this Agreement;

     3. Stock Certificates for each of the New Subsidiaries with blank Stock Powers attached;

     4. Secretary’s Certificate certifying as to the incumbency certificate;

     5. Good Standing Certificate from the Secretary of State of the State of Delaware; and

     6. Certificate of Incorporation certified by the Secretary of State of the State of Delaware.

C. From EMHK and CMI:

     1. Good Standing Certificate from the Secretary of State of the State of Delaware; and

     2. Certificate of Incorporation certified by the Secretary of State of the State of Delaware.

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C. From JGI:

     1. Good Standing Certificate from the Secretary of State of the State of Delaware;

     2. Certificate of Incorporation certified by the Secretary of State of the State of Delaware; and

     3. UCC-1 Financing Statements.

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